    As filed with the Securities and Exchange Commission on March 20, 2000.
                              Subject to Amendmen
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                              --------------------
                         McNAUGHTON APPAREL GROUP INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                13-3747173
     (State or other jurisdiction of     (I.R.S. Employee Identification No.)
     incorporation or organization)
                              --------------------
                               463 Seventh Avenue
                           New York, New York  10018
                    (Address of principal executive offices)
                              --------------------

                              ME ACQUISITION CORP.
                        BONUS PLAN FOR SENIOR EXECUTIVES
                            (Full title of the plan)
                              --------------------
                                PETER BONEPARTH
                                   President
                         McNaughton Apparel Group Inc.
                                 (212) 947-2960
(Name, address and telephone number, including area code, of agent for service)
                              --------------------
                                    Copy to:
                             BRADLEY P. COST, ESQ.
                                     Torys
                                237 Park Avenue
                           New York, New York  10017
                              --------------------
        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.
                              --------------------

                        CALCULATION OF REGISTRATION FEE


 ==============================================================================================================
       Title of each           Amount to be      Proposed maximum       Proposed maximum          Amount of
 class of securities to be      registered        offering price       aggregate offering        registration
        registered                                    unit(1)               price(1)                fee(1)
 --------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par          2,000,000              $8.25                $16,500,000             $4,356.00
 value
===============================================================================================================

(1) Provided for purposes of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales price of the Registrant's Common Stock on March 13, 2000, as reported on the NASDAQ National Market.

================================================================================

This Registration Statement is intended, pursuant to Rule 429 of the Securities and Exchange Commission, to constitute Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-39049). See "Explanatory Note."

================================================================================

          The contents of Registration Statement No. 333-39049, pursuant to which the Registrant registered 640,000 shares of Common Stock for sale by the Registrant pursuant to options granted under the Registrant's ME Acquisition Corp. Bonus Plan for Senior Executives, and all documents incorporated by reference therein, are incorporated by reference in this Registration Statement.

                               POWER OF ATTORNEY

          The Registrant and each person whose signature appears below hereby appoints Sanford Greenberg and Peter Boneparth as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 13, 2000.

                         MCNAUGHTON APPAREL GROUP INC.

                         By: /s/ Sanford Greenberg
                             --------------------------------------
                             Sanford Greenberg
                             Chairman of the Board, Chief Executive
                             Officer and Director


                         By: /s/ Amanda J. Bokman
                             --------------------------------------
                             Amanda J. Bokman
                             Vice President, Chief Financial Officer,
                             Secretary, Treasurer  and Director
                             (Principal Financial and Accounting Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                             Title                           Date
            ----------                             -----                           ----
/s/ Sanford Greenberg
------------------------------------  Chairman of the Board  and              March 13, 2000
Sanford Greenberg                     Director

/s/ Peter Boneparth                   President, Chief Executive              March 13, 2000
------------------------------------  Officer, Chief Operating
Peter Boneparth                       Officer and Director

/s/ Amanda J. Bokman
------------------------------------  Vice President, Chief                   March 13, 2000
Amanda J. Bokman                      Financial Officer, Secretary,
                                      Treasurer and Director


/s/ Stuart Bregman                    Director                                March 13, 2000
------------------------------------
Stuart Bregman

/s/ Bradley P. Cost
------------------------------------  Director                                March 13, 2000
Bradley P. Cost

/s/ Ben Mayo
------------------------------------  Director                                March 13, 2000
Ben Mayo

/s/ Robert C. Siegel
------------------------------------  Director                                March 13, 2000
Robert C. Siegel


                                EXPLANATORY NOTE


          This Registration Statement is intended, pursuant to Rule 429 of the Securities and Exchange Commission, to constitute Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-39049).

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the ME Acquisition Corp. Bonus Plan for Senior Executives of our report dated January 5, 2000 with respect to the consolidated financial statements and schedule of McNaughton Apparel Group Inc. included in its Annual Report on Form 10-K for the year ended November 6, 1999, filed with the Securities and Exchange Commission.


New York, NY                   /s/ ERNST & YOUNG LLP
March 17, 2000

                               CONSENT OF COUNSEL



          The consent of Torys is contained in its opinion filed as Exhibit 5 to this Registration Statement.

                               INDEX TO EXHIBITS


Number          Description of Exhibit                                          Page
------          ----------------------                                          ----
  5       -     Opinion of Torys                                                 10

23(i)     -     Consent of Ernst & Young LLP (see "Consent of                    --
                Independent Accountants" in the Registration
                Statement)

23(ii)    -     Consent of Torys (contained in Exhibit 5)                        --

24        -     Power of Attorney (see "Power of Attorney" in the                --
                Registration Statement)